Two Harbors Investment Corp. Reports First Quarter 2019 Financial Results
Delivered 9.1% Quarterly Return on Book Value(1)

NEW YORK, May 7, 2019 - Two Harbors Investment Corp. (NYSE: TWO), a leading hybrid mortgage real estate investment trust (REIT) that invests in residential mortgage-backed securities (RMBS), mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended March 31, 2019.

Quarterly Summary

•	Grew book value to $13.83 per common share, representing a 9.1% total quarterly return on book value.(1)

•	Generated Comprehensive Income of $311.3 million, or $1.23 per weighted average basic common share.

•	Reported Core Earnings, including dollar roll income, of $122.7 million, or $0.49 per weighted average basic common share, representing a return on average common equity of 14.3%.(2)

•	Issued approximately 24.4 million shares of common stock through both an underwritten offering and our at-the-market (ATM) program, for net proceeds to the company of approximately $335.3 million.

–	Deployed capital from share issuances into Agency RMBS and MSR.

•	Added $16 billion unpaid principal balance (UPB) of MSR through bulk acquisitions and monthly flow-sale arrangements, bringing total holdings to $174 billion UPB.

•	Closed a new $350 million MSR financing facility, bringing total MSR financing capacity to $1.1 billion.

“We had a very strong first quarter, delivering a total return on book value of 9.1%,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer.  “Going forward, we believe the best investment opportunity for long-term returns is in pairing Agency RMBS with MSR, as this combination should result in better returns with lower risk, and help us outperform over market cycles.”

(1)
Return on book value for the quarter ended March 31, 2019 is defined as the increase in book value per common share from December 31, 2018 to March 31, 2019 of $0.72, plus dividends declared amounting to $0.47 per common share, divided by December 31, 2018 book value of $13.11 per common share.

(2)
Core Earnings, including dollar roll income, is a non-GAAP measure. Please see page 11 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements, and key metrics for the first quarter of 2019 and fourth quarter 2018:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended March 31, 2019			Three Months Ended December 31, 2018
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income (Loss)	$311,267	$1.23	36.2%	$(307,939)	$(1.24)	(35.2)%
GAAP Net Loss	$(44,885)	$(0.18)	(5.2)%	$(573,485)	$(2.31)	(65.5)%
Core Earnings, including dollar roll income(1)	$122,683	$0.49	14.3%	$120,719	$0.49	13.8%

Operating Metrics
Dividend per common share	$0.47			$0.47
Annualized dividend yield(2)	13.9%			14.6%
Book value per common share at period end	$13.83			$13.11
Return on book value(3)	9.1%			(8.3)%
Other operating expenses, excluding non-cash LTIP amortization(4)	13,695			12,733
Other operating expenses, excluding non-cash LTIP amortization, as a percentage of average equity(4)	1.2%			1.1%
________________

(1)	Please see page 11 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.

(2)
Represents dividend yields for the first quarter 2019 and fourth quarter 2018. These yields are calculated based on annualizing the first quarter 2019 dividend of $0.47 divided by the March 29, 2019 closing share price of $13.53, and annualizing the fourth quarter 2018 dividend of $0.47 dividend by the December 31, 2018 closing share price of $12.84.

(3)
Return on book value for the quarter ended March 31, 2019 is defined as the increase in book value per common share from December 31, 2018 to March 31, 2019 of $0.72, plus dividends declared amounting to $0.47 per common share, divided by December 31, 2018 book value of $13.11 per common share. Return on book value for the quarter ended December 31, 2018 is defined as the decrease in book value per common share from September 30, 2018 to December 31, 2018 of $1.70, plus dividends declared amounting to $0.47 per common share, divided by September 30, 2018 book value of $14.81 per common share.

(4)	Excludes non-cash equity compensation expense of $1.9 million for the first quarter 2019 and $3.2 million for the fourth quarter 2018.

“The first quarter brought a more balanced Fed outlook and stable interest rate environment, both of which bode well for our business,” stated Bill Roth, Two Harbors’ Chief Investment Officer. “We see substantial opportunities going forward to continue growing our MSR portfolio and believe there is a long runway to this strategy, given the robust transfer market for servicing.”

Portfolio Summary
The company’s portfolio is comprised of a Rates strategy and a Credit strategy. The Rates strategy consisted of $23.6 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of March 31, 2019. Additionally, the company held $10.2 billion notional of net long to-be-announced securities (TBAs) as part of the Rates strategy. The Credit strategy consisted of $3.6 billion of non-Agency securities, as well as their associated notional hedges as of March 31, 2019.

The following tables summarize the company’s investment portfolio as of March 31, 2019 and December 31, 2018:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of March 31, 2019		As of December 31, 2018
	(unaudited)		(unaudited)
Rates Strategy
Agency
Fixed Rate	$21,515,529	79.2%	$21,665,960	78.5%
Other Agency(1)	89,433	0.3%	89,330	0.3%
Total Agency	21,604,962	79.5%	21,755,290	78.8%
Mortgage servicing rights	2,014,370	7.4%	1,993,440	7.2%
Credit Strategy
Non-Agency
Senior	2,885,449	10.7%	2,854,731	10.3%
Mezzanine	576,130	2.1%	928,632	3.4%
Other	82,933	0.3%	84,208	0.3%
Total Non-Agency	3,544,512	13.1%	3,867,571	14.0%
Aggregate Portfolio	27,163,844		27,616,301
Net TBA position	10,168,000		6,484,000
Total Portfolio	$37,331,844		$34,100,301

Portfolio Metrics	Three Months Ended March 31, 2019	Three Months Ended December 31, 2018
	(unaudited)	(unaudited)
Annualized portfolio yield during the quarter	4.25%	4.14%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights	3.89%	3.61%
Credit Strategy
Non-Agency securities	6.72%	7.70%

Annualized cost of funds on average borrowing balance during the quarter(2)	2.47%	2.53%
Annualized interest rate spread for aggregate portfolio during the quarter	1.78%	1.61%
________________

(1)	Other Agency includes hybrid ARMs and Agency derivatives.

(2)	Cost of funds includes interest spread income/expense associated with the portfolio's interest rate swaps and caps.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of March 31, 2019	As of December 31, 2018
	(unaudited)	(unaudited)
Weighted average cost basis of principal and interest securities
Agency(3)	$104.87	$105.20
Non-Agency(4)	$62.04	$62.44
Weighted average three month CPR
Agency	6.5%	6.8%
Non-Agency	4.9%	5.1%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	86.7%	86.1%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	13.3%	13.9%
______________
(3) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.
(4) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for total non-Agency securities excluding the company's non-Agency interest-only portfolio, would be $58.95 at March 31, 2019 and $59.59 at December 31, 2018.

Portfolio Metrics Specific to MSR(1)	As of March 31, 2019	As of December 31, 2018
(dollars in thousands)	(unaudited)	(unaudited)

Unpaid principal balance	$174,147,259	$163,102,308
Fair market value	$2,014,370	$1,993,440
Weighted average coupon	4.1%	4.1%
Average original FICO score(2)	751	752
Original LTV	75%	75%
60+ day delinquencies	0.3%	0.3%
Net servicing spread	26.1 basis points	25.9 basis points

	Three Months Ended March 31, 2019	Three Months Ended December 31, 2018
	(unaudited)	(unaudited)
Fair value (loss) gain	$(188,974)	$(171,284)
Servicing income	$116,948	$104,623
Servicing expenses	$19,349	$17,381
Servicing reserve expense	$481	$1,200
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1) Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator.
(2) FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of March 31, 2019	As of December 31, 2018
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(3)	$10,168,000	$6,484,000
Interest rate swaps and caps notional, utilized to economically hedge interest rate exposure (or duration)	$40,896,277	$32,023,605
Swaptions net notional, utilized as macroeconomic hedges	5,900,000	63,000
Total interest rate swaps, caps and swaptions notional	$46,796,277	$32,086,605
________________
(3) Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes as of March 31, 2019 and December 31, 2018:

March 31, 2019	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$19,429,691	2.83%	2.18
Repurchase agreements collateralized by MSR	300,000	4.25%	20.09
Total repurchase agreements	19,729,691	2.85%	2.46	30
FHLB advances collateralized by RMBS(4)	865,024	2.80%	12.83	1
Revolving credit facilities collateralized by MSR	375,294	5.50%	44.00	3
Unsecured convertible senior notes	284,099	6.25%	33.53	n/a
Total borrowings	$21,254,108
________________
(4) The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.

December 31, 2018	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$22,833,476	2.65%	1.90
Repurchase agreements collateralized by MSR	300,000	4.51%	23.05
Total repurchase agreements	23,133,476	2.68%	2.17	30
FHLB advances collateralized by RMBS(1)	865,024	2.79%	15.79	1
Revolving credit facilities collateralized by MSR	310,000	5.60%	51.00	2
Unsecured convertible senior notes	283,856	6.25%	36.53	n/a
Total borrowings	$24,592,356
________________
(1) The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.

Borrowings by Collateral Type	As of March 31, 2019		As of December 31, 2018
(dollars in thousands)	(unaudited)		(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$18,112,621		$21,001,246
Mortgage servicing rights	675,294		610,000
Non-Agency securities	2,182,094		2,697,254
Other(2)	284,099		283,856
Total/Annualized cost of funds on average borrowings during the quarter	$21,254,108		$24,592,356

Debt-to-equity ratio at period-end(3)	4.5	:1.0	5.8	:1.0
Economic debt-to-equity ratio at period-end(4)	6.5	:1.0	7.2	:1.0

Cost of Funds Metrics	Three Months Ended March 31, 2019		Three Months Ended December 31, 2018
	(unaudited)		(unaudited)
Annualized cost of funds on average borrowings during the quarter:	2.9%		2.8%
Agency RMBS and Agency Derivatives	2.6%		2.5%
Mortgage servicing rights(5)	5.5%		5.7%
Non-Agency securities	3.7%		3.7%
Other(2)(5)	6.7%		6.8%
________________

(2)	Includes unsecured convertible senior notes.

(3)	Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.

(4)	Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.

(5)	Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on May 8, 2019 at 9:00 a.m. EDT to discuss first quarter 2019 financial results and related information. To participate in the teleconference, please call toll-free (888) 394-8218, conference code 9013932, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on May 8, 2019, through 12:00 a.m. EDT on May 15, 2019. The playback can be accessed by calling (888) 203-1112 , conference code 9013932. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2018, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings, including dollar roll income and Core Earnings per basic common share, including dollar roll income, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 575 Lexington Avenue, Suite 2930, New York, NY 10022, telephone (612) 629-2500.

Contact
Margaret Field, Investor Relations, Two Harbors Investment Corp., (212) 364-3663 or
margaret.field@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$25,077,710	$25,552,604
Mortgage servicing rights, at fair value	2,014,370	1,993,440
Cash and cash equivalents	512,183	409,758
Restricted cash	266,752	688,006
Accrued interest receivable	77,934	86,589
Due from counterparties	35,816	154,626
Derivative assets, at fair value	336,112	319,981
Reverse repurchase agreements	—	761,815
Other assets	179,673	165,660
Total Assets	$28,500,550	$30,132,479
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$19,729,691	$23,133,476
Federal Home Loan Bank advances	865,024	865,024
Revolving credit facilities	375,294	310,000
Convertible senior notes	284,099	283,856
Derivative liabilities, at fair value	231	820,590
Due to counterparties	2,175,221	130,210
Dividends payable	147,179	135,551
Accrued interest payable	109,313	160,005
Other liabilities	40,274	39,278
Total Liabilities	23,726,326	25,877,990
Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 40,050,000 and 40,050,000 shares issued and outstanding, respectively ($1,001,250 and $1,001,250 liquidation preference, respectively)	977,501	977,501
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 272,826,604 and 248,085,721 shares issued and outstanding, respectively	2,728	2,481
Additional paid-in capital	5,146,508	4,809,616
Accumulated other comprehensive income	466,969	110,817
Cumulative earnings	2,305,994	2,332,371
Cumulative distributions to stockholders	(4,125,476)	(3,978,297)
Total Stockholders’ Equity	4,774,224	4,254,489
Total Liabilities and Stockholders’ Equity	$28,500,550	$30,132,479

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31,
	2019	2018
	(unaudited)
Interest income:
Available-for-sale securities	$235,886	$190,716
Other	9,597	3,303
Total interest income	245,483	194,019
Interest expense:
Repurchase agreements	147,560	86,580
Federal Home Loan Bank advances	6,074	4,458
Revolving credit facilities	5,156	804
Convertible senior notes	4,735	4,718
Total interest expense	163,525	96,560
Net interest income	81,958	97,459
Other-than-temporary impairment losses	(206)	(94)
Other (loss) income:
Loss on investment securities	(19,292)	(20,671)
Servicing income	116,948	71,190
(Loss) gain on servicing asset	(188,974)	71,807
(Loss) gain on interest rate swap, cap and swaption agreements	(83,259)	150,545
Gain on other derivative instruments	104,278	8,053
Other income	123	1,058
Total other (loss) income	(70,176)	281,982
Expenses:
Management fees	12,082	11,708
Servicing expenses	19,912	14,554
Other operating expenses	15,556	14,492
Total expenses	47,550	40,754
(Loss) income before income taxes	(35,974)	338,593
(Benefit from) provision for income taxes	(10,039)	3,784
Net (loss) income	(25,935)	334,809
Dividends on preferred stock	18,950	13,747
Net (loss) income attributable to common stockholders	$(44,885)	$321,062
Basic (loss) earnings per weighted average common share	$(0.18)	1.83
Diluted (loss) earnings per weighted average common share	$(0.18)	$1.69
Dividends declared per common share	$0.47	$0.47
Weighted average number of shares of common stock:
Basic	252,357,878	175,145,964
Diluted	252,357,878	192,818,531

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS), CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31,
	2019	2018
	(unaudited)
Comprehensive income (loss):
Net (loss) income	$(25,935)	$334,809
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	356,152	(344,777)
Other comprehensive income (loss)	356,152	(344,777)
Comprehensive income (loss)	330,217	(9,968)
Dividends on preferred stock	18,950	13,747
Comprehensive income (loss) attributable to common stockholders	$311,267	$(23,715)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31,	Three Months Ended December 31,
	2019	2018
	(unaudited)	(unaudited)
Reconciliation of Comprehensive income (loss) to Core Earnings:
Comprehensive income (loss) attributable to common stockholders	$311,267	$(307,939)
Adjustment for other comprehensive income attributable to common stockholders:
Unrealized gains on available-for-sale securities attributable to common stockholders	(356,152)	(265,546)
Net loss attributable to common stockholders	$(44,885)	$(573,485)

Adjustments for non-Core Earnings:
Other-than-temporary impairment loss	206	107
Realized losses on securities	17,457	248,844
Unrealized loss (gain) on securities	1,835	(3,081)
Realized and unrealized losses on mortgage servicing rights	124,569	113,523
Realized losses on termination or expiration of swaps, caps and swaptions	34,499	35,757
Unrealized losses on interest rate swaps, caps and swaptions	72,469	219,066
(Gain) loss on other derivative instruments	(75,605)	68,928
Other loss	439	259
Change in servicing reserves	481	1,200
Non-cash equity compensation expense	1,861	3,211
Net (benefit from) provision for income taxes on non-Core Earnings	(10,643)	6,390
Core Earnings attributable to common stockholders, including dollar roll income(1)	122,683	120,719

Weighted average basic common shares	252,357,878	248,081,168
Core Earnings, including dollar roll income, attributable to common stockholders per weighted average basic common share	$0.49	$0.49
_____________

(1)
Core Earnings, including dollar roll income, is a non-U.S. GAAP measure that we define as comprehensive income (loss) attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and restructuring charges) and transaction costs associated with the acquisition of CYS. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. “Dollar roll income” is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. We believe the presentation of Core Earnings, including dollar roll income, provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(unaudited)
Net Interest Income:
Interest income	$245.5	$252.0	$236.7	$187.3	$194.0
Interest expense	163.5	162.3	152.4	108.4	96.6
Net interest income	82.0	89.7	84.3	78.9	97.4
Other income:
Gain on investment securities	—	—	—	0.7	0.6
Servicing income, net of amortization(1)	52.5	46.9	37.1	31.7	28.3
Interest spread on interest rate swaps and caps	23.7	15.3	16.2	13.8	3.8
(Loss) gain on other derivative instruments	28.7	29.8	30.2	18.2	5.9
Other income	0.5	0.6	0.6	0.5	0.7
Total other income	105.4	92.6	84.1	64.9	39.3
Expenses	45.2	42.3	42.5	35.1	38.1
Core Earnings, including dollar roll income before income taxes	142.2	140.0	125.9	108.7	98.6
Income tax expense (benefit)	0.6	0.3	(0.1)	1.1	1.1
Core Earnings, including dollar roll income	141.6	139.7	126.0	107.6	97.5
Dividends on preferred stock	18.9	19.0	19.0	13.7	13.7
Core Earnings, including dollar roll income, attributable to common stockholders(2)	$122.7	$120.7	$107.0	$93.9	$83.8
Weighted average basic Core EPS, including dollar roll income	$0.49	$0.49	$0.48	$0.53	$0.48

Core earnings return on average common equity, including dollar roll income	14.3%	13.8%	12.4%	13.5%	11.8%
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(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings, including dollar roll income. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.

(2)	Please see page 11 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.